UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 22, 2021

CROWN PROPTECH ACQUISITIONS

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40017	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue 12th Floor New York, NY	10065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 563-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CPTK	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CPTK WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CPTK.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Crown PropTech Acquisitions (the “Company”) previously presented a portion of its Class A ordinary shares subject to redemption (the “Class A Shares”) as permanent equity because the Company’s Amended and Restated Memorandum and Articles of Association does not permit redemptions of Class A Shares that would cause the Company’s net tangible assets to be less than $5,000,001. After discussion and evaluation, including with the Company’s independent registered public accounting firm, Marcum LLP (“Marcum”), the Company has concluded that all Class A Shares should be classified as temporary equity because such shares can be redeemed or become redeemable subject to the occurrence of events outside the Company’s sole control.

On November 22, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management, that (i) the Company’s audited balance sheet as of February 11, 2021 filed as Exhibit 99.1 to the Company’s Amendment No. 1 to the Current Report on Form 8-K filed with the SEC on June 1, 2021 (the “8-K Audited Balance Sheet”), (ii) the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 24, 2021 (the “Q1 Quarterly Report”) and (iii) the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021 (the “Q2 Quarterly Report”) and (iv) the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 11, 2021 (the “Q3 Quarterly Report”, and collectively, together with the 8-K Audited Balance Sheet, the Q1 Quarterly Report and the Q2 Quarterly Report, the “Affected Periods”), should no longer be relied upon due to changes required to classification of temporary equity and permanent equity described above. The Company has restated its financial statements for the Affected Periods in its Q3 Quarterly Report and plans to (i) amend the Q3 Quarterly Report to reflect the material weakness resulted from the reclassification of equity and (ii) to amend Amendment No. 1 to the Current Report on Form 8-K filed on June 1, 2021 to file the revised audited balance sheet as of February 11, 2021.

The Company’s management has concluded that in light of the restatement caused by the classification error described above as well as the prior restatement of the Company’s financial statements made to reclassify the warrants as liabilities, as previously reported in the Q1 Quarterly Report, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account.

In addition, the audit report of Marcum included in Exhibit 99.1 to Amendment No. 1 to the Company’s Form 8-K filed on June 1, 2021 should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Nonmember 22, 2021

CROWN PROPTECH ACQUISITIONS.

By:	/s/ Richard Chera
Richard Chera
Chief Executive Officer